EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated April 13, 2006, relating to the consolidated financial statements of SuperStock Limited which appears in this Form 10-KSB/A.

/s/Baker Tilly

London, UK
April 13, 2006